Exhibit 10

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Amendment No. 2 to the Statement on Schedule 13D, and any subsequent amendments thereto, to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 20th day of June, 2014.

F2 BIOSCIENCE IV L.P.
By: F2 Bioscience IV GP Ltd.,
its general partner

By:	/s/ Morag Law as Attorney-in-Fact under Power of Attorney
Name: Morag Law
Title: Authorised Signatory

F2 BIOSCIENCE VI L.P.
By: F2 Bioscience IV GP Ltd.,
its general partner

By:	/s/ Morag Law as Attorney-in-Fact under Power of Attorney
Name: Morag Law
Title: Authorised Signatory

F2 BIOSCIENCE IV GP LTD.

By:	/s/ Morag Law as Attorney-in-Fact under Power of Attorney
Name: Morag Law
Title: Authorised Signatory

F2 BIO VENTURES V L.P.
By: F2 Bio Ventures GP Ltd.,
its general partner

By:	/s/ Morag Law as Attorney-in-Fact under Power of Attorney
Name: Morag Law
Title: Authorised Signatory

F2 BIO VENTURES GP LTD.

By:	/s/ Morag Law as Attorney-in-Fact under Power of Attorney
Name: Morag Law
Title: Authorised Signatory

F2 CAPITAL LIMITED

By:	/s/ Morag Law as Attorney-in-Fact under Power of Attorney
Name: Morag Law
Title: Authorised Signatory

By:	/s/ Dr. Morana Jovan-Embiricos by Morag Law as Attorney-in-Fact under Power of Attorney
Name: Dr. Morana Jovan-Embiricos

By:	/s/ Katherine Priestley by Morag Law as Attorney-in-Fact under Power of Attorney
Name: Katherine Priestley

GLOBEWAYS HOLDINGS LTD

By:	/s/ Morag Law as Attorney-in-Fact under Power of Attorney
Name: Morag Law
Title: Authorised Signatory